UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 20, 2017

ABAXIS, INC.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

ITEM 5.02          Compensatory Arrangements of Certain Officers.

Fiscal 2018 Cash Compensation for Executive Officers

On April 20, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Abaxis, Inc. (the “Company”) approved the following fiscal 2018 base salaries and fiscal 2018 target bonus amounts (each, a “Target Bonus”) for certain of its executive officers as set forth below:

Executive Officer	Fiscal 2018 Base Salary (effective July 1, 2017)	Fiscal 2018 Target Bonus
Clinton H. Severson	$575,000	$850,000
Ross Taylor	$257,500	$500,000
Kenneth P. Aron, Ph.D.	$298,700	$500,000
Craig M. Tockman, DVM	$298,700	$500,000
Donald P. Wood	$360,500	$600,000

Bonus payouts for the persons named above will be based on the Company’s achievement of consolidated quarterly revenues from continuing operations (“net sales”), income from continuing operations before income tax provision (“pre-tax earnings”) and rotor failure limits. A bonus will be earned only if the Company achieves 90% or more of its pre-established quarterly goal for either net sales or pre-tax earnings and rotor failures are at or below the pre-established quarterly limit. Payment of each quarterly bonus is equally weighted at 50% for achievement of the Company’s quarterly net sales performance goal and 50% for achievement of the Company’s quarterly pre-tax earnings performance goal, in both cases subject to the Company not exceeding the applicable rotor failures limit.

If the Company were to achieve 90% or more, but less than 100%, of only one performance goal, the payout would be limited to 25% of the Target Bonus. The Target Bonus will be earned by the executive officers named above if at least 100% of both net sales and pre-tax earnings performance goals are achieved. The maximum bonus payout is capped at 200% of the Target Bonus, provided the Company achieves greater than 133% of at least one of its two performance goals. If earned, a bonus will be paid quarterly at a rate of 15% for first quarter and 25% the second and third quarters. If earned, a bonus for the fourth quarter will be calculated on the basis of the Target Bonus and the company’s net sales, pre-tax earnings and rotor failures for the entire fiscal year, and deducting from the resultant amount the total of all amounts paid in respect of the first, second and third quarters. In all cases, bonuses are subject to the Company not exceeding the applicable rotor failures limit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2017

ABAXIS, INC.

By:	/s/ Ross Taylor
Ross Taylor
Chief Financial Officer, Vice President of Finance and Secretary